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                                                                     EXHIBIT 2.1

                                                             COPP ID # 0503710
                                                                   FILED
                            STATE OF NORTH CAROLINA               3:30 pm
                                                                AUG 20 1999
                               ARTICLES OF MERGER         Effective ____________
                                                            ELAINE F. MARSHALL
                                                           OF SECRETARY OF STATE
                                                              NORTH CAROLINA
                         THE J.H. HEAFNER COMPANY, INC.
                          A NORTH CAROLINA CORPORATION

                                      INTO

                            HEAFNER TIRE GROUP, INC.
                             A DELAWARE CORPORATION


         Pursuant to ss.ss. 55-11-07, 55-11-04, and 55-11-05 of the North
Carolina Business Corporation Act (the "NYBCA"), Heafner Tire Group, Inc., a corporation organized under the laws of Delaware (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging The J.H. Heafner Company, Inc., a corporation organized under the laws of North Carolina (the "Merging Corporation"), with and into the Surviving Corporation (such transaction being the "Merger").

         1. With respect to each corporation which is a party to the Merger, the Plan of Merger attached hereto as Exhibit A and made a part hereof was duly authorized and approved by unanimous consent and in the manner prescribed by law by the Board of Directors of the Merging Corporation and was duly authorized and approved by a majority of the shareholders of the Merging Corporation as required by the NCBCA and the General Corporation Law of Delaware (the "DGCL").

         2. The Merging Corporation owns all of the outstanding shares of each class of stock of the Surviving Corporation. Pursuant to Section 55-11-04 of the NCBCA and Section 253 of the DGCL, the Merger does not require the vote of the shareholders of the Surviving Corporation.

         3. The Merger is permitted by the law of the state of incorporation of each foreign entity which is a party to the Merger.

         4. Each foreign entity which is a party to the merger has complied or shall comply with the applicable laws of its state of incorporation regarding such Merger.

         5. These Articles of Merger shall be effective upon filing.




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This 10th day of August 1999.

                                       Heafner Tire Group, Inc.,
                                       a Delaware corporation


                                       By: /s/ DONALD C. ROOF
                                           -------------------------------------
                                           Name:  Donald C. Roof
                                           President and Chief Executive Officer



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                                                                      EXHIBIT A

                                 PLAN OF MERGER


         THIS PLAN OF MERGER ("Plan") made as of August 10, 1999, by and between Heafner Tire Group, Inc., a corporation organized under the laws of Delaware ("Heafner") and The J. H. Heafner Company, Inc., a corporation organized under the laws of North Carolina (the "Merging Corporation") (collectively, Heafner and the Merging Corporation are herein referred to as "Constituent Corporations").


                              W I T N E S S E T H:

         WHEREAS, Heafner is a wholly-owned subsidiary of the Merging
Corporation;

         WHEREAS, the Board of Directors of the Merging Corporation has determined that it is advisable and in the best interests of such corporations for the Merging Corporation to be merged with and into Heafner (the "Merger") upon the terms and conditions set forth herein and in accordance with the Delaware General Corporation Law and the North Carolina Business Corporation Act for the sole purpose of re-domesticating the Surviving Corporation in the State of Delaware;

         WHEREAS, the Board of Directors of Merging Corporation intends for the Merger to be effective for the sole purpose of reincorporating the Merging Company in Delaware.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions contained herein, at the Effective Time (as defined below), the Merging Corporation shall be merged with and into Heafner, with Heafner being the surviving corporation (the "Surviving Corporation"). Upon the effectiveness of the Merger, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of the Constituent Corporations, and all property (real, personal and mixed) and other assets (tangible and intangible) belonging to the Constituent Corporations shall be vested in the Surviving Corporation, and all such property, assets, rights, privileges, powers and franchises shall thereafter belong to the Surviving Corporation, and the title to any real estate vested by deed or otherwise in the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall, following the Merger, attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The debts, liabilities and duties of the Merging Corporation which, following the Merger, shall attach to and shall be assumed by the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation shall include, but not be limited to, (i) all debts, liabilities and duties of the Merging Corporation under an Indenture dated as of May 15, 1998, among the Merging Corporation, certain of its subsidiaries and First Union


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National Bank, as trustee, (ii) all debts, liabilities and duties of the
Merging Corporation under an Indenture dated as of December 1, 1998, among the Merging Corporation, certain of its subsidiaries and First Union National Bank, as trustee (the "Series D Indenture"), and the $150,000,000 Series D 10% Senior Notes Due 2008 issued under the Series D Indenture.

         1.2 Consummation of the Merger. Promptly following and subject to the satisfaction of the conditions set forth in Article IV herein, the parties hereto shall cause Articles of Merger to be filed with the Secretary of State of North Carolina in such form as required by, and executed in accordance with, the relevant provisions of the North Carolina Business Corporation Act. Furthermore, promptly following and subject to the satisfaction of the conditions set forth in Article IV herein, the Merging Corporation shall cause a Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law. The Merger shall be effective upon the completed filing of the Articles of Merger and the Certificate of Ownership and Merger (the "Effective Time").

         1.3 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments, assurances or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason, or as a result, of the Merger, the Merging Corporation agrees that the Surviving Corporation and its officers shall execute and deliver all such deeds, assignments and assurances and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation, and the officers of the Surviving Corporation are fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.


                                   ARTICLE II
                           THE SURVIVING CORPORATION

         2.1 Certificate of Incorporation. Following the Effective Time, the Certificate of Incorporation of Heafner shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended or repealed in accordance with the terms thereof and applicable law.

         2.2 By-Laws. Following the Effective Time, the By-Laws of Heafner shall be the By-Laws of the Surviving Corporation until amended or repealed in accordance with the provisions thereof, the Certificate of Incorporation of the Surviving Corporation and applicable law.

         2.3 Directors. Following the Effective Time, the directors of Merging Corporation shall continue to be the directors of the Surviving Corporation until their respective successors are duly elected and qualified in the manner provided in the By-Laws and the Certificate of Incorporation of the Surviving Corporation and applicable law, or until their earlier resignation or removal.

         2.4 Officers. Following the Effective Time, the officers of the Merging Corporation shall be the officers of the Surviving Corporation until their successors are duly elected and qualified in the manner provided in the By-Laws and the Certificate of Incorporation of the


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Surviving Corporation and applicable law, or until their earlier resignation or removal.


                                  ARTICLE III
          CONVERSION AND CANCELLATION OF SHARES, WARRANTS AND OPTIONS

         3.1 Conversion and Cancellation of Shares, Warrants and Options. As of the Effective Time, by virtue of the Merger and without any further action on the part either of the Constituent Corporations or any holder of any of the capital stock thereof or any holder of any warrants or options for such capital stock:

                  (a) Each issued and outstanding share of Class A Common Stock of the Merging Corporation shall be converted into the right to receive one share of Class A Common Stock of Heafner.

                  (b) Each issued and outstanding share of Class B Common Stock of the Merging Corporation shall be converted into the right to receive one share of Class B Common Stock of Heafner.

                  (c) Each issued and outstanding share of Series A Preferred Stock of the Merging Corporation shall be converted into the right to receive one share of Series A Preferred Stock of Heafner.

                  (d) Each issued and outstanding share of Series B Preferred Stock of the Merging Corporation shall be converted into the right to receive one share of Series B Preferred Stock of Heafner.

                  (e) Each warrant to purchase Class A Common Stock of the Merging Corporation issued and outstanding shall be converted into a right to receive a warrant to purchase Class A Common Stock of Heafner.

                  (f) Each option to purchase Class A Common Stock of the Merging Corporation issued and outstanding shall be converted into a right to receive an option to purchase Class A Common Stock of Heafner.

                  (g) Each share of Class A Common Stock of Heafner issued and outstanding and owned by Merging Corporation immediately prior to the Effective Time shall cease to exist and shall be deemed cancelled, retired and eliminated.

         3.2 Equal Exchange. The exchange and conversion of the warrants and the options of the Merging Corporation into warrants and options of the Surviving Corporation is an equal exchange and will not result in a modification, extension or renewal of any warrant or option under applicable tax laws.


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                                   ARTICLE IV
                             CONDITIONS TO CLOSING


         The obligations of the Constituent Corporations to consummate the transactions contemplated by this Plan are subject only to the approval of the Merger at or before the Effective Time, by the affirmative vote or by the written consent of a majority of the shareholders of the Merging Corporation pursuant to Section 55-11-04 of the North Carolina Business Corporation Act.


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         IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first written above.


                                       THE J. H. HEAFNER COMPANY, INC., a North
                                       Carolina corporation


                                       By: /s/ Donald C. Roof
                                           -------------------------------------
                                           Donald Roof
                                           President and Chief Executive Officer


                                       HEAFNER TIRE GROUP, INC, a Delaware
                                       corporation


                                       By: /s/ Donald C. Roof
                                           -------------------------------------
                                           Name: Donald C. Roof
                                           President and Chief Executive Officer